Exhibit 10.24

Cooperation Agreement

between China Mobile Communications Corporation and

Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Party A:	China Mobile Communications Corporation

Address:	Finance Street 29, Xicheng District, Beijing

Party B:	Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Address:	Fusheng Building Tower 2 Floor 16, No.4 Hui Xin Dong Jie, Chaoyang District, Beijing

Whereas:

Party B is a cooperation partner of Phoenix Satellite TV Co., Ltd. (“Phoenix Satellite TV”) and has been authorized to operate exclusively the internet and wireless value added business of Phoenix Satellite TV. Founded in April 2000, and with a registered capital of RMB10 Million, Party B has accumulated rich technological experiences and strong competitive edge in the internet area, has been dedicated to the development of internet in China with a focus on the combination of internet with traditional market and application, and engages mainly in the internet information services (other than news, publication, education, medical care, medicine, and medical instrument contents) and mobile network value added telecommunication business in the Beijing area.

In accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations, and through friendly consultations based on the principles of equality and mutual benefit, Party A and Party B have agreed on the cooperation between the two Parties as follows:

1.             Content of Cooperation

1.1           Party B agrees to produce solely for Party A three kinds of multimedia message products namely “GoTone Phoenix Weekly”, “GoTone Phoenix Observer”, and “Phoenix Express” based on the programs of Phoenix Satellite TV. Among which, one “GoTone Phoenix Weekly” message will be transmitted on a daily basis (excluding Saturday), one

“GoTone Phoenix Observer” message will be transmitted on each Wednesday, Saturday, and Sunday, and three “Phoenix Express” messages will be transmitted irregularly in each month.

1.2           Party B agrees that Party A shall have the right to purchase the multimedia message products produced by Party B solely for Party A pursuant to Section 1.1 hereof. Party B covenants that it shall not provide, with or without consideration, such multimedia message products to any third party other than Party A.

1.3           Party B shall provide free supporting resources listed below:

1.3.1        Party A and Party B shall conduct jointly the “GoTone Current Affairs Forum” activity: Party A shall provide site and host Party B, while Party B shall provide hosts and lecturers who shall perform no less than fifteen (15) tour presentations in fifteen (15) cities throughout the country.

1.3.2        Party A and Party B shall conduct jointly the “GoTone VIP College” activity series: Party B shall set up corresponding curriculum, provide lecturers pursuant to the training requirements of Party A’s clients and covenant that such lecturers will perform no less than five (5) tour presentations in five (5) cities throughout the country.  Participants in such training shall be appointed by Party A.

1.3.3        Based on the blueprint of the limited-distribution edition of the “Phoenix Weekly” which is distributed in the mainland area of China, Party B shall make available to Party A prior to the fifteenth (15th) date of each month Twenty Thousand (20,000) copies of the premium edition of the “Phoenix Weekly”,  which edition shall contain all the contents of the third issue of the “Phoenix Weekly” of each month and the digest of no less than eight (8) sheets (sixteen (16) pages) of the first two issues of the “Phoenix Weekly” of the then current month. Concurrently, Party B shall provided to Party A’s clients the electronic edition of the “Phoenix Weekly” magazine for free, the realization of which to be determined by both Parties through negotiation.

1.3.4        In combination with the “GoTone Current Affairs Forum” activities and the “GoTone VIP College” training series, Party B shall conduct the “Reading, I can” activity. Party B covenants that it will provide books to Party A in light of the current hot spots of the society or the “Reading Channel” of the Phoenix Network, which books will be presented to Party A’s clients as a gift during each “Reading, I can” activity.  The list and quantity of the books shall be determined by both Parties through negotiation.

1.3.5        The plan for the relevant activities and the actual expenses thereof shall have Party A’s prior consent in writing.

1.4           The term of cooperation between Party A and Party B shall commence on November 1, 2009 and end on October 31, 2010.

2.             Contract Price; Terms and Method of Payment

2.1           The contract price hereof shall be the price for the information purchased hereunder, which shall be calculated as follows: Party A shall pay Party B a price for the information products purchased during the period of January 1, 2010 through October 31, 2010, while Party B shall provide Party A with free information products made during the period of November 1, 2009 through December 31, 2009. The total contract price hereof shall be Sixty-two Million Four Hundred Thousand Renminbi (RBM62,400,000). Unless otherwise provided for herein, such contract price shall be tax-inclusive, including all the fees and expenses of Party B in performing this Agreement. Party A will not need to pay any other fees or expenses other than that agreed to by it in writing.

2.2           Payment hereunder shall be made by Party A through wire transfer as described below:

In January 2010, Party B shall issue to Party A an official invoice in the amount of Twelve Million Four Hundred and Eighty Thousand Renminbi (RMB12,480,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice;

In July 2010, Party B shall issue to Party A an official invoice in the amount of Thirty-seven Million Four Hundred and Forty Thousand Renminbi (RMB37,440,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice; and

In November 2010, Party B shall issue to Party A an official invoice in the amount of Twelve Million Four Hundred and Eighty Thousand Renminbi (RMB12,480,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice.

2.3           Upon receiving Party A’s payment notice, Party B shall issue to Party A the official invoice for the amount payable then.

2.4           During the term of this Agreement, the Parties may adjust the contract price herein by a supplemental agreement in writing. In this case, the actual amount payable by Party A shall be subject to such final supplemental agreement of the Parties.

2.5           Party B’s bank information:

A/C Name:                                      Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Bank:

A/C No.:

Prior to Party A’s making the payment, Party B shall confirm Party A’s bank information with Party A. If Party B needs to change its bank information, it shall give Party A a 10-day prior notice in writing. Any losses suffered by either Party A or Party B due to Party B’s failure to give such notice or to confirm with Party A its bank information shall be borne by Party B.

2.6           If Party B is held liable for any damage and/or liquidated damage, Party A shall have the right to deduct corresponding amount from any amount payable to Party B.

2.7           Any and all taxes arising out of this Agreement shall be paid by either Party respectively in accordance with the relevant tax laws and regulations, provided, however, that taxes payable by Party A in connection with the total contract price hereof shall be withheld and paid by Party B on behalf of Party A.

3.             Party A’s Rights and Obligations

3.1           Party A shall have the right to purchase exclusively Party B’s multimedia message products including “GoTone Phoenix Weekly”, “GoTone Phoenix Observer”, “Phoenix Express” and the contents thereof and pay Party B the price therefor in the form of information purchase fee.

3.2           During the period of cooperation between the Parties, Party A shall have the absolute discretion to conduct business operations in connection with the foregoing multimedia message products and the contents thereof.

3.3           Party A shall have the right to review the content of the multimedia message products provided by Party B as well as the content of the relevant news pursuant to relevant policies. In the event that any content of such products is found to be non-compliant with relevant laws, regulations or regulatory requirements, Party A shall have the right to refuse to purchase, and may return, the relevant products.

3.4           With respect to the relevant supporting resources provided by Party B for free, Party A shall have the right to decide the manner in which such resources shall be used and the various costs and expenses of Party B in using such resources.

3.5           Party A shall provide consulting services to clients and handle their complaints, including the handling of consultation requests and complaints from such clients regarding network, operation platform and pricing issues, the causes of which are attributable to Party A.

With respect to client consultation requests and complaints arising out of causes attributable to Party B, Party A shall have the right to alert Party B of the relevant status and request prompt resolution of the relevant issues by Party B.

3.6           Party A shall compensate Party B timely for the relevant costs and expenses in accordance with this Agreement.

3.7           Upon the expiration of the term or extended term of this Agreement, Party A shall delete or destroy all the program contents obtained from Party B and may not continue to use the same in any manner.

4.             Party B’s Rights and Obligations

4.1           Party B shall have the right to receive relevant fees or compensation in accordance with this Agreement.

4.2           Party B shall be responsible for the design, development, production, maintenance, and updates of the content of the “GoTone Phoenix Weekly”, “GoTone Phoenix Observer”, and “Phoenix Express”, and the foregoing multimedia message products shall contain contents that cover current affairs, finance, entertainments, sports, culture, science and technology, fashion, and military affairs.

4.3           Party B covenants that the foregoing  multimedia message products will be sold to Party A exclusively, for which products Party B will only provide content support, and that Party B will not sell such multimedia message products to or in collaboration with any third party other than Party A.

4.4           Party B covenants that the multimedia message products and contents thereof sold, and the relevant information and services provided, to Party A by Party B will not violate any relevant laws or regulations of the state, the interests of Party A’s clients, or the intellectual property rights and/or other legitimate interests of any third party.

4.5           Party B covenants that the news contents provided to Party A by Party B are objective, real, legitimate and valid, are from source that complies with the relevant news censorship policies, and will not infringe on the intellectual property rights and/or other legitimate interests of any third party.

4.6           Party B shall assist Party A in providing consulting services to Party A’s clients and in handling and resolving their complaints. With respect to complaints arising out of causes attributable to Party B, it shall handle and resolve the same within forty-eight (48) hours.

4.7           Party B warrants that it has the relevant qualifications or authorization or permit required to provide internet news information services and that the news information services provided by Party B will be in compliance with the relevant regulations of the state. In case of any violation of law or regulation due to any defects in Party B’s qualifications, Party B shall be liable for the consequences and liabilities therefor.

4.8           Party B warrants that the content of the various activities conducted on the basis of the supporting resources provided by Party B will meet the relevant content censorship requirements of the state. In case of any violation of law or regulation due to due to any resources or contents provided by Party B, Party B shall be liable for the consequences and liabilities therefor.

4.9           Party B warrants that it has obtained the use right and other relevant rights to the relevant trademark of Phoenix Satellite TV and has the right to sublicense to Party A the right to use such trademark.

4.10         Party B shall be responsible for the handling of all registration, filing, examination and approval procedures in connection with this Agreement and the performance hereunder.

5.             License to Use the Trademark

5.1           Definition

5.1.1        “Licensed Trademark” shall mean the relevant trademark of Phoenix Satellite TV shown in Exhibit 3 hereto, including the registered trademark right and the non-registered trademark right such trademark enjoys within and outside of China.

5.1.2       “Licensor” shall mean Party B hereto.

5.1.3        “Licensee” shall mean Party A hereto and its affiliated companies. Party A’s affiliated companies shall mean China Mobile Communications Corporation, companies whose controlling interests are held, directly or indirectly, by Party A and which engage mainly in the communication business within the People’s Republic of China, and the lawful successors of such companies.

5.2           Grant of License

5.2.1        Licensor hereby agrees to grant to Licensee a non-exclusive license to use the Licensed Trademark within China and permits Licensee to use the Licensed Trademark within China during the term of cooperation and subject to the terms and conditions of this Agreement.  In connection therewith, Licensee shall have the right to use the Licensed Trademark within China subject to the terms and conditions of this Agreement.

5.2.2       Licensee may not assign any of its rights or obligations hereunder to any third party without Licensor’s consent in writing.

5.2.3        Licensor agrees to authorize Licensee to enter into a separate trademark license agreement  with any third party engaging in the relevant business operations in light of Licensee’s business development or to set forth expressly in the relevant cooperation agreement the terms and conditions for the use of the Licensed Trademark, so as to enable such third party to use the Licensed Trademark reasonably in the specified areas.

5.3           Representations and Warranties

5.3.1        Licensor warrants to Licensee that Licensor has all the rights and/or authorization required to enter into and perform its obligations under this Agreement. Prior to the execution and during the existence of this Agreement, Licensor did not creat or permit to be created any guarantee, mortgage or any other encumbrance on the Licensed Trademark. If, during the term of this Agreement,  any third party contests the use of the Licensed Trademark by Licensee in accordance with this Agreement or takes any legal action against Licensee, Licensor will assume all responsibilities therefor, including but not limited to appearing in court, raising defense and making indemnification. Licensor shall also indemnify and hold harmless Licensee against all losses it may sustain by reason of its use of the contested Licensed Trademark.

5.3.2       Other than the right to use the Licensed Trademark pursuant to this Agreement, Licensee is not granted any other rights nor shall the Licensed Trademark be deemed sold or transferred to Licensee. Unless prior written consent is obtained from Licensor, Licensee shall not have any right to apply for registration in any country or area of the Licensed Trademark or any trademark, logo, name, sign, word, or any packaging, trade dress, color plan or design identical to or similar with the Licensed Trademark.

5.4           Supervision

5.4.1        Licensee shall comply with all applicable laws, regulations and policy requirements and obtain all government approvals required to use the Licensed Trademark.

5.4.2        Licensee may not use the Licensed Trademark in a way which may cause any damage or adverse effect on Licensor or its business or its reputation, nor may Licensee combine the Licensed Trademark with any trademark or other word, logo, sign or design of Licensee or any third party so as to create any new logo that contains or is similar to the Licensed Trademark.

6.             Intellectual Property Right

6.1           All intellectual property rights and other interests in and to the information, documents, programs, plans, technologies, diagrams, models, parameters, data, standards, know-how, methods of business or business operation and other proprietary information provided by Party A to Party B hereunder shall be vested in Party A, and may not be used or provided to any third party by Party B for any purposes other than this Agreement without the prior consent of Party A in writing.

6.2           Party B warrants that it owns full intellectual property rights in and to all the products and services provided by it to Party A or that Party B has been authorized by the owner of the intellectual property rights in such products and services to use and provide for use by Party A of the same. Party B further warrants that Party A’s possession and use of such products and services hereunder will not violate the intellectual property right and/or other legitimate interests of any third party.

If Party A infringes on the intellectual property rights of any third party or faces any indemnification request or claim from any third party on account of Party A’s use of the products and services hereunder, Party B shall be responsible for the handling of the matter and identification. Party B agrees to defend Party A in the infringement litigation and pay all litigation expenses, reasonable attorney fees, settlement amount or the damages awarded in the final judgment, as well as the actual losses sustained by Party A herefrom.

7.             Confidentiality Provisions

7.1           The term “Confidential Information”, as used herein, shall mean information provided by the Party owning such information (the “Providing Party”) to the other Party (the “Receiving Party”) hereunder, including but not limited to technological information, business information, documents, programs, plans, technologies, diagrams, models, parameters, data, standards, know-how, methods of business or business operation and other proprietary information, the terms of this Agreement and other information in connection with this Agreement, and all information, data, materials, opinions, suggestions, periodic work products and final work products.

7.2           Confidential Information may be used by the Receiving Party and its staff only for the purpose of this Agreement. Unless otherwise provided for herein, the Receiving Party and its staff who have access to the Confidential Information may not provide or disclose, directly or indirectly, any Confidential Information provided by the Providing Party to any third party without the Providing Party’s prior consent in writing. A “third party”, as used herein, shall mean any natural person, legal person or other organization other than the Parties hereto, but does not include the affiliated companies of both Parties.  Party A’s affiliated companies shall mean China Mobile Communications Corporation, companies whose controlling interests are held, directly or indirectly, by Party A and which engage mainly in the communication business within the People’s Republic of China, and the lawful successors of such companies. Party B’s affiliated companies shall mean Phoenix Satellite TV Co., Ltd. and its subsidiaries.

7.3           Confidential Information provided or disclosed by the Providing Party to the Receiving Party may be disclosed by the Receiving Party only to its designated employees, only for the purpose of performing this Agreement, and only to the extent of performance hereunder, provided, however, that the Receiving Party may not disclose any Confidential Information to any of its employees prior to taking all reasonable protective measures, which measures include but not limited to notifying such employees of the confidential nature of the information to be disclosed and warrants by such employees to keep the secrecy of such information with at least the same degree of care as is used to perform their confidential obligations hereunder, so as to prevent any use or disclosure of the Confidential Information to any third party by such employees for any purpose other than this Agreement.

7.4           The Receiving Party may disclose Confidential Information to its attorneys, accountants, contractors and advisors who have a need to know such Confidential Information in order to provide professional assistance, provided, however, that such individuals shall be required to enter into a confidential agreement or perform their confidential obligations in accordance with their professional ethics.

7.5           If the Receiving Party is required to disclose any Confidential Information by any relevant government or regulatory authority, the Receiving Party shall not be bound by the obligations hereunder when making such disclosure to the extent required by such government or regulatory authority, provide, however, that  prior to making such disclosure the Receiving Party shall notify the Providing Party of the Confidential Information which the Receiving Party is required to disclose, so that the Providing Party can take necessary protective measures. The foregoing notice shall, to the extent possible, be made prior to the disclosure of the Confidential Information and the Receiving Party shall make all reasonable efforts to ensure that the Confidential Information so disclosed will receive confidential treatment by such government or regulatory authority.

7.6           The Receiving Party shall remain obligated to keep the secrecy of the Confidential Information or any part thereof until such Confidential Information enters into public domain and becomes known by the general public.

7.7           “Confidential Information”, as used herein, does not include:

(i)            information which is already known by the general public at the time it is disclosed by one Party or information which, after its disclosure, became known by the general public through no fault of the Receiving Party and/or its employees, attorneys, accountants, contractors, advisors or any other personnel;

(ii)           information which, as evidenced by any written instrument, is already in the possession of the Receiving Party at the time it is disclosed and is not provided, directly or indirectly, by the Providing Party; and

(iii)          information which, as evidenced by any written instrument, is disclosed to the Receiving Party by a third party which does not have the confidentiality obligation hereunder, but has the right to make such disclosure.

7.8           The Providing Party shall have the right to notify the Receiving Party in writing at any time, requesting the return of any material containing Confidential Information and/or copies thereof, accompanied with a written statement to certify that upon the return of such materials by the Receiving Party, it will not hold or control, directly or indirectly, any Confidential Information or any material contain Confidential Information. The Receiving Party shall satisfy such request within ten (10) days of receiving such written notice. With respect to any material containing Confidential Information and/or copies thereof which do not need to be returned pursuant to agreement of the Parties, the Receiving Party shall destroy or irrevocably delete the same pursuant to the request of the Providing Party and provide written confirmation thereof to the Providing Party.

8.             Liabilities for Default

8.1           Any non-performance of any obligations hereunder or any performance not up to the requirements hereunder by any Party shall be deemed a default and such Party shall stop such breach, be liable for default, and continue to perform its obligations, take remedial measures, or indemnify losses.

8.2           If any Party, due to causes attributable to itself, causes any loss to the other Party and/or any third party during such Party’s performance of this Agreement, such Party shall be responsible for the remedying of such losses and assume relevant responsibilities therefor.

8.3           If Party A fails to make any payment as set forth herein without due cause, Party A shall pay to Party B a liquidated damage at 0.05% of the amount payable for each day of delay.

8.4           If Party B fails to provide the multimedia message products or services at such frequency, time and place as set forth herein without due cause, Party B shall pay to Party A a liquidated damage at 0.05% of the total contract price hereof for each day of delay.

8.5           If any Party is in breach of the intellectual property right provisions hereof, such Party shall pay to the non-breaching Party a liquidated damage at 1% of the total contract price hereof.

8.6           If any Party is in breach of the confidentiality provisions hereof, such Party shall pay to the non-breaching Party a liquidated damage at 1% of the total contract price hereof.

8.7           If the products, contents, and services provided by Party B cause any regulatory issue or legal dispute for violations of any law or regulatory policy requirements, Party B shall be responsible for the handling of such matters; and where losses is incurred by Party A, Party B shall also pay to Party A a liquidated damage at 1% of the total contract price hereof and indemnify Party A for its actual losses.

8.8           If the foregoing liquidated damages are insufficient to cover the losses of the non-breaching Party, then the breaching Party shall also indemnify the non-breaching Party in light of the actual losses sustained by the non-breaching Party.

9.             Event of Force Majeure

9.1           An “event of force majeure”, as used herein, shall mean an objective circumstance which cannot be foreseen, avoided and overcome.

9.2           If either or both Parties fail to perform its or their obligations hereunder due to the occurrence of an event of force majeure during the performance hereof, the Party encountering such event (the “Frustrated Party”) shall not be deemed as being in breach of this Agreement if

(i)            the Frustrated Party’s failure to perform its obligations, in whole or in part, is due to the direct influence of the event of force majeure and there has not been any delayed performance on the part of the Frustrated Party prior to such event of force majeure;

(ii)           the Frustrated Party has made its best effort to perform its obligations and mitigate losses of the other Party due to the event of force majeure; and

(iii)          the Frustrated Party has notified the other Party promptly following the occurrence of the event of force majeure and provided to the other Party authoritative supporting documents and written statement certifying such event within fifteen (15) days of such event.

9.3           Once the event of force majeure stops, the Frustrated Party shall continue performing this Agreement and notify the other Party promptly. The Frustrated Party may extend its performance of this Agreement to the extent delayed by the event of force majeure.

9.4           If an event of force majeure lasts for thirty (30) days or more, the Parties shall negotiate the modification or termination of this Agreement based on the extent to which it is affected by such event. If no agreement can be reached by and between the Parties within ten (10) days as of the date on which one Party serves the other Party a notice requesting negotiation, then either Party may terminate this Agreement without any liability for breaching.

10.          Notice and Service

10.1         Any and all notices required to be made hereunder shall be made in writing and sent through personal delivery, express service, registered mail or fax. The date on which a notice is sent through express service or registered mail shall be as indicated by the postmark and the intended recipient of such notice shall be specified thereon.

10.2         The foregoing written notice shall be deemed duly served if delivered according to the contact information of the other Party set forth in Section 10.4 hereof and at the time set forth in Section 10.3 hereof. Should there be any change to the contact information of any Party, such Party shall notify the other Party in writing ten (10) days prior to such change. Any losses arising out of any delayed notice shall be borne by the defaulting Party.

10.3         The date on which any notice is deemed duly served shall be determined as follows:

(i)            notice sent through personal delivery shall be deemed duly served on the date on which such notice is received by the intended recipient thereof;

(ii)           notice sent through express service shall be deemed duly served on the date which is the 2nd date, or 3rd date, or 4th date, or 6th date of the date on which it is picked up by the express service if the intended recipient is in the same city, or other cities within the country, or Hong Kong, Macau, and Taiwan,  or other countries and areas outside of China, respectively;

(iii)          notice sent through registered mail shall be deemed duly served on the date which is the 3rd date, or 4th date, or 5th date, or the 7th date of the date on which it is posted if the intended recipient is in the same city, or other cities within the country, or Hong Kong, Macau, and Taiwan,  or other countries and areas outside of China, respectively;

(iv)          notice sent through fax shall be deemed duly served at the time indicated on the transmission report of the sending party’s fax machine.

10.4         The contact information of the Parties are as follows:

To Party A:

China Mobile Communications Corporation

Address:                Finance Street 29, Xicheng District, Beijing

Tel.:                        (86-10) 6600 6688

Fax:                         (86-10) 6600 6246

Postal:                    100032

To Party B:

Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Address:                Fusheng Building Tower 2 Floor 16, No.4 Hui Xin Dong Jie, Chaoyang District, Beijing

Tel.:                        (86-10) 8445 8000

Fax:                         (86-10) 8445 8002

Postal:                    100029

11.          Applicable Law and Dispute Resolution

11.1         The formation, execution, validity, interpretation, performance, amendment, termination and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China.

11.2         Any dispute arising out of or in connection with this Agreement shall be resolved by the Parties through friendly negotiations, which shall commence immediately after one Party sends to the other a written notice requesting such negotiation.

11.3         In the event that the Parties cannot resolve the dispute through negotiation within ten (10) days of the foregoing notice requesting negotiation, then such dispute shall be resolved in the manner described below:

The dispute shall be submitted to Beijing Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules of such commission then in effect. The  arbitral award shall be final and binding upon both Parties and may be enforced by any court or other authority having jurisdiction. Unless otherwise stipulated in the arbitral award, all legal expenses, including but not limited to the attorney fees, of the Parties in connection with the arbitration shall be borne by the losing Party.

11.4         During the course of the litigation or arbitration, other than the part or parts under dispute, the remaining parts of this Agreement shall continue to have full force and effect and the Parties shall continue to perform their obligations thereunder.

11.5         Both Parties agree to serve subpoena, notice or other document relating to arbitration or enforcement of arbitral award in the manner described in the “Notice and Service” provision, provided, however, that nothing in the “Notice and Service” provision shall affect either Party’s right to serve subpoena, notice or other document in any other manner permitted by law.

11.6         This Article 11 shall survive the invalidity of this Agreement, in whole or in part.

12.          Effectiveness; Termination; Miscellaneous Provisions

12.1         No Party may assign its rights and obligations hereunder to any third party without the other Party’s consent in writing.

12.2         This Agreement is made in Chinese and English in four (4) copies, with each Party A and Party B holding two (2) copies, each copy shall have equal legal validity.

12.3         Headings of each Article, Section and Subsection herein are inserted for ease of reference only and may not have any effect on the meaning or interpretation of this Agreement.

12.4         Failure on the part of either Party hereto to exercise any of its rights hereunder, to request the performance by the other Party of any of its obligations hereunder, or to enforce one or more provisions hereof, shall not be deemed a waiver of such rights by such Party, nor shall it affect the validity of this Agreement in any manner, and nor shall it prevent such Party from exercising at any time any other right or rights which such Party enjoys.

12.5         If any provision hereof is held invalid or unenforceable by any agency having jurisdiction at any time, the validity and enforceability of such provision under other circumstances and the validity and enforceability of the remaining provisions of this Agreement shall not be adversely affected thereby.

12.6         Unless otherwise agreed to by the Parties herein, all expenses and fees (including legal expenses) in connection with this Agreement and the performance hereof shall be borne by the Party incurring such expenses and fees.

12.7         Matters not dealt with herein shall be settled by the Parties through friendly negotiations. Amendment or addition to this Agreement and the exhibits hereto, if necessary, shall be made in writing. In case of any conflict between any amendment or supplemental agreement and this Agreement, the amendment or supplemental agreement shall govern.

12.8         This Agreement shall continue to be effective until all obligations are performed and all payments and claims are settled by the Parties.

12.9         Exhibits hereto shall constitute integral parts of this Agreement and have equal legal validity. In case of any conflict between the exhibits and the body text of this Agreement, the body text shall govern.

12.10       This Agreement shall become effective on the date on which it is signed and chopped with the corporate seal of each Party by the legal representative or authorized representative of each Party, or on the date of the later signatory in case the signing of this Agreement by the Parties does not fall on an even date. The Parties may negotiate the extension of this Agreement prior to its expiration.

List of Exhibits:

Exhibit 1: Enterprise Legal Person’s Business License of Tianying Jiuzhou

Exhibit 2: Letter of Business Authorization

Exhibit 3: Letter of Trademark Authorization

[Remainder of the page left blank intentionally]

[signature page]

Party A: China Mobile Communications Corporation (seal)

Legal Representative/Authorized Representative:	/s/ Jianzhou Wang

Jianzhou Wang

Date: December 29, 2009

Party B: Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Legal Representative/Authorized Representative :	/s/ Shuang Liu

Shuang Liu

Date: December 29, 2009